UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2017 (December 26, 2017)

BioDelivery Sciences International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31361	35-2089858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4131 ParkLake Ave., Suite #225 Raleigh, NC		27612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 919-582-9050

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on February 21, 2017, BioDelivery Sciences International, Inc. (the “Company”) and its wholly-owned subsidiaries, Arius Pharmaceuticals, Inc. (“Arius”) and Arius Two, Inc. (collectively with Arius, the “Subsidiary Guarantors”), entered into a Term Loan Agreement (the “Loan Agreement”) with CRG Servicing LLC, as administrative agent and collateral agent (“CRG”), and the lenders named in the Loan Agreement (the “Lenders”). The description of the general terms, conditions and covenants of and under the Loan Agreement and the security granted by the Company and the Subsidiary Guarantors thereunder are described in the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 27, 2017, which description is incorporated herein by reference.

Pursuant to the Loan Agreement, the Company initially borrowed $45 million from the Lenders and is eligible to borrow up to an additional $30.0 million in two tranches of $15.0 million, with each tranche contingent upon achievement by the Company of certain conditions, including, in the case of the first tranche, representing the second potential draw of $15.0 million under the Loan Agreement (the “Second Draw”), satisfying both (a) certain minimum net revenue thresholds on or before September 30, 2017 or December 31, 2017 and (b) a certain minimum market capitalization threshold for a period of time prior to the funding of the Second Draw.

On December 26, 2017, the Company was eligible, and elected, to receive in the Second Draw for gross proceeds of $15.0 million. In connection with the Second Draw, the Company issued to CRG and certain of its affiliates warrants to purchase an aggregate of 349,452 shares of the Company’s common stock (the “CRG Second Draw Warrants”). The CRG Second Draw Warrants are exercisable any time prior to December 26, 2027, at a price of $3.42 per share, with typical provisions for cashless exercise and stock-based anti-dilution protection. The exercise of the CRG Second Draw Warrants could have a dilutive effect to the Company’s common stock to the extent that the market price per share of the Company’s common stock, as measured under the terms of the CRG Second Draw Warrants, exceeds the exercise price of the CRG Warrants.

Copies of the Loan Agreement, the form of security agreement thereunder and the form of Warrant (on which the CRG Second Draw Warrants are based) are attached as Exhibits 10.1, 10.2 and 4.1, respectively on the Company’s Current Report on Form 8-K filed with the SEC on February 27, 2017, and are incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and any statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto, contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the impact of the Second Draw on the Company as described herein) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 29, 2017	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ Ernest R. De Paolantonio
	Name:	Ernest R. De Paolantonio
	Title:	Chief Financial Officer, Secretary and Treasurer